SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2013

IDEAL POWER INC.
(Exact name of registrant as specified in Charter)

Delaware	001-36216	14-1999058
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

5004 Bee Creek Road, Suite 600
Spicewood, Texas 78669
(Address of Principal Executive Offices)

512-264-1542
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 5, 2013 (the “Effective Date”), a Separation and Release Agreement (the “Agreement”) entered into on November 27, 2013 between Ideal Power Inc. (the “Company”) and Charles De Tarr became effective and final.  Prior to the Effective Date, Mr. De Tarr had the right to revoke the Agreement.

Pursuant to the Agreement, Mr. De Tarr resigned his position as Vice President, Finance on November 27, 2013.  The Agreement includes standard mutual releases, covenants not to sue and non-disparagement provisions.

As consideration for the Agreement, the Company issued an option (the “Post-Separation Option”) to Mr. De Tarr for the purchase of an aggregate 33,743 shares of the Company’s common stock.  Of that amount, 26,743 shares of the Company’s common stock have an exercise price of $0.416675 per share and 7,000 shares of the Company’s common stock have an exercise price of $5.00 per share.  During his employment with the Company, Mr. De Tarr held two options, a fully vested option for the purchase 26,743 shares of the Company’s common stock at an exercise price of $0.416675 per share and an unvested option for the purchase of 21,000 shares of common stock at an exercise price of $5.00 per share, both of which have been cancelled.

Mr. De Tarr has agreed to provide consulting services on a full-time basis (no less than 8 hours per day and 40 hours per week) to the Company for a period of six months.  The Company has agreed to pay Mr. De Tarr $14,583 per month for these services.  The Company may terminate the consulting arrangement upon 60 days notice to Mr. De Tarr.  If the Company terminates the consulting arrangement, during the notice period Mr. De Tarr will not be required to provide consulting services for more than 15 hours per week.

In conjunction with the Company’s initial public offering of its common stock, Mr. De Tarr signed a lock-up agreement pursuant to which he agreed not to sell or transfer (except as may be permitted by the lock-up agreement) his common stock, or securities convertible into common stock, until November 21, 2014.  The Agreement provides that Mr. De Tarr will continue to be subject to the lock-up agreement.

On December 5, 2013 the Company and Mr. De Tarr executed an amendment to the Agreement.  The purpose of the amendment was to confirm that the Post-Separation Option gave effect to the 1-for-2.381 reverse split of the Company’s common stock that was effected on November 21, 2013.

The above is a brief description of the Agreement and is qualified in its entirety by the full text of the Agreement, which is attached to this Current Report as an exhibit.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1                      Separation and Release Agreement, as amended.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2013

IDEAL POWER INC.

By:/s/ Timothy Burns
     Timothy Burns
     Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

10.1                                           Separation and Release Agreement, as amended.